FORM 10f-3	FUND:  Painewebber Balanced
Fund

Record of Securities Purchased Under the
Fund's Rule 10f-3 Procedures

1.	Issuer: Pepsi Bottling Group Inc.

2.	Date of Purchase:  March 30, 1999
	       3.  Date offering commenced
March 30, 1999

4.	Underwriters from whom purchased:
Merrill Lynch

5.	"Affiliated Underwriter" managing or
participating in syndicate: PaineWebber

6.	Aggregate principal amount of
purchase:  $26,000

7.	Aggregate principal amount of
offering:  $100,000,000

8.	Purchase price (net of fees and
expenses):  $23.00

9. Initial public offering price:  $23.00

10.	Commission, spread or profit 	%
	$.56

11.	Have the following conditions been
satisfied?
YES
NO
a.	The securities are part of an issue
registered under the Securities Act of
1933 which is being offered to the public or are "municipal securities" as defined in Section 3(a)(29) of the Securities
Exchange Act of 1934.



X



___
b.	The securities were purchased prior
to the end of the first full business day of the offering at not more than the initial offering price (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).




X




___
c.	The underwriting was a firm
commitment underwriting.
X
___
d.	The commission, spread or profit was
reasonable and fair in relation to that
being received by others for underwriting similar securities during the same period.


X


___
e.	(1)  If securities are registered
under the Securities Act of 1933, the
issuer of the securities and its
predecessor have been in continuous
operation for not less than three years.


X


___
f.	The amount of such securities
purchased by all of the investment
companies advised by Mitchell Hutchins did not exceed 4% of the principal amount of the offering or $500,000 in principal amount, whichever is greater, provided that in no event did such amount exceed
10% of the principal amount of the
offering.


g.	The purchase price was less than 3%
of the Fund's total assets.


X


___
h.	No Affiliated Underwriter was a
direct or indirect participant in or
beneficiary of the sale or, with respect to municipal securities, no purchases were designated as group sales or otherwise allocated to the account of any Affiliated
Underwriter.

X

___

Approved:  Mark Tincher	Date:	3/11/99

FORM 10f-3	FUND:  PW Balanced Fund

Record of Securities Purchased Under the
Fund's Rule 10f-3 Procedures

1.	Issuer:  Delphi

2.	Date of Purchase:February 4, 1999
	       3.  Date offering commenced:
February 4, 1999

4.	Underwriters from whom purchased:
Morgan Stanley

5.	"Affiliated Underwriter" managing or
participating in syndicate: PaineWebber

6.	Aggregate principal amount of
purchase:  $119,000

7.	Aggregate principal amount of
offering:  $1.45 billion

8.	Purchase price (net of fees and
expenses):  $17

9.	Initial public offering price:  $17

10.	Commission, spread or profit:
	%	$.46

11.	Have the following conditions been
satisfied?
YES
NO
a.	The securities are part of an issue
registered under the Securities Act of
1933 which is being offered to the public or are "municipal securities" as defined in Section 3(a)(29) of the Securities
Exchange Act of 1934.



X



___
b.	The securities were purchased prior
to the end of the first full business day of the offering at not more than the initial offering price (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).




X




___
c.	The underwriting was a firm
commitment underwriting.
X
___
d.	The commission, spread or profit was
reasonable and fair in relation to that
being received by others for underwriting similar securities during the same period.


X


___
e.	(1)  If securities are registered
under the Securities Act of 1933, the
issuer of the securities and its
predecessor have been in continuous
operation for not less than three years.


X


___
f.	The amount of such securities
purchased by all of the investment
companies advised by Mitchell Hutchins did not exceed 4% of the principal amount of the offering or $500,000 in principal amount, whichever is greater, provided that in no event did such amount exceed
10% of the principal amount of the
offering.


g.	The purchase price was less than 3%
of the Fund's total assets.


X


___
h.	No Affiliated Underwriter was a
direct or indirect participant in or
beneficiary of the sale or, with respect to municipal securities, no purchases were designated as group sales or otherwise allocated to the account of any Affiliated
Underwriter.

X

___

Approved:  Mark Tincher			Date: